Exhibit 99.1

Luminar Provides Business Update with Q4 and Full-Year 2022 Financials
Providing Guidance for Near-term and Long-term Profitability;
Exponential Revenue Acceleration Anticipated with Triple-Digit Percentage Growth for Coming Years

Orlando, Fla. — February 28, 2023 — Luminar (NASDAQ: LAZR), a leading global automotive technology company, announced at Luminar Day its quarterly business update and financial results for the fourth quarter and full year of 2022, ended December 31, 2022. The company is also providing insight into its long-term forecast and guidance, which is being webcast live at www.luminartech.com/day.

“In 2022, we achieved or exceeded all four key company-level milestones including: achieving the start of production with Iris, advancing our software, and exceeding our previously raised sixty percent year-over-year growth targets for both major commercial wins and our forward-looking order book,” said Tom Fennimore, CFO of Luminar. “This year is already off to a strong start. Existing customers are expanding their business with us, our dialogue with new customers is increasing, and the team is doing a great job executing our industrialization and scaling plans to support upcoming vehicle launches.”

Today, the company also hosted Luminar Day at its headquarters, where it announced several new commercial agreements, revealed its new Iris+ sensor and reported positive industrialization progress, ahead of prior guidance, to meet the strong, forecasted customer demand. A replay of Luminar Day presentations is available at www.luminartech.com/day.

Key Q4 & Full-Year 2022 Financials:
Key financial highlights for the fourth-quarter and full-year ended December 31, 2022:

•Revenue: Q4 revenue of $11.1 million and full-year revenue of $40.7 million. Both are at the lower end of guidance range primarily due to timing of program and service revenue recognition.
•GAAP and Non-GAAP net loss: Q4 GAAP net loss was $144.8 million, or $(0.40) per share; Q4 Non-GAAP net loss was $94.9 million, or $(0.26) per share, slightly higher than expectations as we invested in industrialization and ongoing software development. For the full year, GAAP net loss was $445.9 million, or $(1.25) per share; Non-GAAP net loss was $279.3 million, or $(0.78) per share.
•Cash, Cash Equivalents and Marketable Securities: Cash position, including marketable securities, of $488.9 million as of December 31, 2022, compared to $792.1 million as of December 31, 2021. Net cash used in operating activities was $(74.7) million in Q4 and $(208.2) million for the full year. Free Cash Flow (operating cash flow less capital expenditures) was $(79.5) million in Q4 and $(226.3) million for the full year. Net cash used in operating activities was higher and Free Cash Flow was lower sequentially from Q3 primarily due to operating loss from industrialization & software investments.

Major 2023 Milestone Targets and Financial Guidance:
Today, Luminar updated its annual business milestone targets and financial guidance for the full year of 2023.

Top 3 Critical Business Milestones to Achieve by Year-End 2023:
1.Bring new high volume, automated manufacturing facility in Mexico online and validate to Volvo’s series production requirements for global vehicle launches
2.Execute Product and Technology Roadmap
•Enter Iris+ C-phase
•Build next-gen lidar prototype
•Complete software to support Volvo and Mercedes-Benz series production programs
3.Execute and Grow the Business
•Add at least $1 billion to forward-looking Order Book in 2023

2023 Financial Outlook:
•Revenue Growth: The company expects revenue growth of at least 100% in 2023
•Gross Margin: The company expects to reach positive gross margin by the fourth quarter
•Cash, Cash Equivalents and Marketable Securities (including liquidity): The company expects to end the year with a balance of greater than $300 million

Plan for Profitability:
At Luminar Day, the company unveiled its plan to achieve near-term as well as long-term profitability, with target metrics beginning this year. Luminar maintains the balance sheet and liquidity required to execute on its current plan and achieve profitability.

For additional information or to be added to our investor distribution list, please visit us at https://investors.luminartech.com/news-events/email-alerts.

Non-GAAP Financial Measures and Other Metrics

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP.

This release includes non-GAAP financial measures, including non-GAAP net loss and Free Cash Flow. Non-GAAP net loss is defined as GAAP net loss plus stock-based compensation expense, plus amortization of intangible assets, plus impairment of investments and certain other assets, plus legal reserve related to employee matters, plus transaction costs relating to acquisition activities, plus expenses related to registration statement on Form S-1 or Form S-3 on behalf of selling stockholders, plus change in fair value of warrant liabilities, plus provision for (benefit from) income taxes. Free Cash Flow is defined as operating cash flow less capital expenditures.

We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. We include programs in our Order Book when (a) we have obtained a written agreement (e.g. non-binding expression of interest arrangement or an agreement for non-recurring engineering project) or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program.

We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk
Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following:

(i) None of our customers make contractual commitments to use our lidar sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs.

(ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers.
(iii) Customers cancel or postpone implementation of our technology.
(iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities.
(v) The product or vehicle model that is expected to include our lidar products may be unsuccessful, including for reasons unrelated to our technology.

These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen lidar prototype delivery, Iris+ program milestones and Order Book growth, and expectations for 2023 revenue growth, gross margin improvement, operating expense growth, year-end cash, cash equivalents and marketable securities (including liquidity) balance, and year-end share count. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not guarantees of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

About Luminar
Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Intel’s Mobileye, Luminar is poised to be the first automotive technology Company to enable next-generation safety and autonomous capabilities for production vehicles. For more information please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$69,552	$329,977
Restricted cash	1,553	725
Marketable securities	419,314	462,141
Accounts receivable	11,172	13,013
Inventory	8,792	10,342
Prepaid expenses and other current assets	44,203	29,195
Total current assets	554,586	845,393
Property and equipment, net	30,260	11,009
Operating lease right-of-use assets	21,244	9,145
Intangible assets, net	22,077	2,424
Goodwill	18,816	3,110
Other non-current assets	40,344	12,455
Total assets	$687,327	$883,536

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$18,626	$14,419
Accrued and other current liabilities	52,962	19,844
Operating lease liabilities	5,953	4,735
Total current liabilities	77,541	38,998
Warrant liabilities	3,005	31,230
Convertible senior notes	612,192	608,957
Operating lease liabilities, non-current	16,989	5,768
Other non-current liabilities	4,005	598
Total liabilities	713,732	685,551
Stockholders’ equity (deficit):
Class A common stock	29	27
Class B common stock	10	10
Additional paid-in capital	1,558,685	1,257,214
Accumulated other comprehensive loss	(4,226)	(908)
Treasury stock	(312,477)	(235,871)
Accumulated deficit	(1,268,426)	(822,487)
Total stockholders’ equity (deficit)	(26,405)	197,985
Total liabilities and stockholders’ equity (deficit)	$687,327	$883,536

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Products	$8,357	$3,857	$18,492	$10,118
Services	2,769	8,487	22,206	21,826
Total revenue	11,126	12,344	40,698	31,944
Cost of sales:
Products	14,816	9,369	61,985	23,484
Services	12,910	10,469	38,998	22,608
Total cost of sales	27,726	19,838	100,983	46,092
Gross loss	(16,600)	(7,494)	(60,285)	(14,148)
Operating expenses:
Research and development	64,925	29,048	185,283	88,861
Sales and marketing	11,974	5,848	38,672	17,858
General and administrative	47,178	28,572	158,162	93,685
Total operating expenses	124,077	63,468	382,117	200,404
Loss from operations	(140,677)	(70,962)	(442,402)	(214,552)
Other income (expense), net:
Change in fair value of warrant liabilities	2,577	(3,477)	9,222	(26,126)
Impairment of investments and certain other assets	(6,016)	—	(6,016)	—
Interest expense and other	(2,007)	(1,168)	(11,095)	(2,028)
Interest income and other	1,412	1,714	5,024	3,458
Total other income (expense), net	(4,034)	(2,931)	(2,865)	(24,696)
Loss before provision for (benefit from) income taxes	(144,711)	(73,893)	(445,267)	(239,248)
Provision for (benefit from) income taxes	106	—	672	(1,262)
Net loss	$(144,817)	$(73,893)	$(445,939)	$(237,986)
Net loss per share:
Basic and diluted	$(0.40)	$(0.21)	$(1.25)	$(0.69)
Shares used in computing net loss per share:
Basic and diluted	363,996,601	359,483,729	356,265,774	346,300,975

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(445,939)	$(237,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,566	4,162
Amortization of operating lease right-of-use assets	5,237	3,705
Amortization of premium on marketable securities	1,288	1,792
Change in fair value of warrants	(9,222)	26,126
Vendor stock-in-lieu of cash program	41,459	10,817
Amortization of debt discount and issuance costs	3,236	—
Impairment of inventories	12,154	2,918
Loss on sale or disposal of property and equipment	—	752
Share-based compensation	162,405	77,684
Impairment of investments and other assets	6,016	—
Expense related to Volvo Warrants	—	959
Warranty related to sensors	2,481	1,538
Deferred taxes	232	(1,262)
Other	—	305
Changes in operating assets and liabilities:
Accounts receivable	5,144	(6,233)
Inventories	(10,477)	(10,751)
Prepaid expenses and other current assets	(6,557)	(24,340)
Other non-current assets	(3,289)	(6)
Accounts payable	5,301	3,838
Accrued and other current liabilities	17,768	3,578
Other non-current liabilities	(2,035)	(6,017)
Net cash used in operating activities	(208,232)	(148,421)
Cash flows from investing activities:
Acquisition of Freedom Photonics LLC	(2,759)	—
Acquisition of certain assets from Solfice Research, Inc.	(2,001)	—
Cash received from acquisition of Optogration, Inc.	—	358
Purchases of marketable securities	(404,598)	(716,933)
Proceeds from maturities of marketable securities	367,367	366,857
Proceeds from sales/redemptions of marketable securities	88,041	161,910
Purchases of property and equipment	(15,614)	(6,433)
Disposal of property and equipment	—	53
Advances for capital projects and equipment	(2,450)	—
Net cash provided by (used in) investing activities	27,986	(194,188)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of debt discounts of $15,625	—	609,375
Purchases of capped call options	—	(73,438)
Repayment of debt	—	(112)
Principal payments on finance leases (capital leases prior to adoption of ASC 842)	—	(289)
Proceeds from exercise of warrants	—	153,927
Proceeds from exercise of stock options	3,986	5,859
Proceeds from sale of Class A common stock under ESPP	1,271	—
Payments of employee taxes related to stock-based awards	(3,730)	—
Repurchases of common stock and redemption of warrants	(80,878)	(231,600)
Other financing activities	—	(130)
Net cash provided by (used in) financing activities	(79,351)	463,592
Net increase (decrease) in cash, cash equivalents and restricted cash	(259,597)	120,983
Beginning cash, cash equivalents and restricted cash	330,702	209,719
Ending cash, cash equivalents and restricted cash	$71,105	$330,702

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP cost of sales	$27,726	$19,838	$100,983	$46,092
Non-GAAP adjustments:
Stock-based compensation	6,525	(3,593)	(7,680)	(6,422)
Amortization of intangible assets	(166)	(29)	(635)	(48)
Non-GAAP cost of sales	$34,085	$16,216	$92,668	$39,622
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP gross loss	$(16,600)	$(7,494)	$(60,285)	$(14,148)
Non-GAAP adjustments:
Stock-based compensation	(6,525)	3,593	7,680	6,422
Amortization of intangible assets	166	29	635	48
Non-GAAP gross loss	$(22,959)	$(3,872)	$(51,970)	$(7,678)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP operating expenses	$124,077	$63,468	$382,117	$200,404
Non-GAAP adjustments:
Stock-based compensation	(51,056)	(24,204)	(154,725)	(71,262)
Amortization of intangible assets	(525)	(35)	(1,602)	(178)
Reserve related to employee matters	(1,100)	—	(3,100)	—
Transaction costs relating to acquisition activities	(192)	—	(1,955)	—
Expenses related to registration statement on Form S-1 or Form S-3 on behalf of selling stockholders	—	—	—	(1,982)
Non-GAAP operating expenses	$71,204	$39,229	$220,735	$126,982

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022		2021	2022	2021
GAAP net loss	$(144,817)		$(73,893)	$(445,939)	$(237,986)
Non-GAAP adjustments:
Stock-based compensation	44,531		27,797	162,405	77,684
Amortization of intangible assets	691		64	2,237	226
Impairment of investments and certain other assets	6,002		—	6,002	—
Legal reserve related to employee matters	1,100		—	3,100	—
Transaction costs relating to acquisition activities	192		—	1,955	—
Expenses related to registration statement on Form S-1 or Form S-3 on behalf of selling stockholders	—		—	—	1,982
Change in fair value of warrant liabilities	(2,577)		3,477	(9,222)	26,126
Provision for (benefit from) income taxes	—		—	165	(1,262)
Non-GAAP net loss	$(94,878)	$(94,878)	$(42,555)	$(279,297)	$(133,230)
GAAP net loss per share:
Basic and diluted	$(0.40)		$(0.21)	$(1.25)	$(0.69)
Non-GAAP net loss per share:
Basic and diluted	$(0.26)		$(0.12)	$(0.78)	$(0.38)
Shares used in computing GAAP net loss per share:
Basic and diluted	363,996,601		359,483,729	356,265,774	346,300,975
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	363,996,601		359,483,729	356,265,774	346,300,975
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
GAAP operating cash flow	$(208,232)	$(148,421)
Non-GAAP adjustments:
Capital expenditures	(18,064)	(6,433)
Non-GAAP free cash flow	$(226,296)	$(154,854)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Summary of Stock-Based Compensation and Intangibles Amortization
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2022		2021
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$(6,525)	$166	$3,593	$29
Research and development	13,756	192	7,473	15
Sales and marketing	6,384	333	1,567	20
General and administrative	30,916	—	15,164	—
Total	$44,531	$691	$27,797	$64

	Twelve Months Ended December 31,
	2022		2021
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$7,680	$635	$6,422	$48
Research and development	40,898	585	20,216	25
Sales and marketing	15,814	1,017	4,546	153
General and administrative	98,013	—	46,500	—
Total	$162,405	$2,237	$77,684	$226

Contact Information

Media Relations:
Press@luminartech.com

Investor Relations:
Trey Campbell
trey.campbell@luminartech.com